SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


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       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                 Tektronix, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
[Tektronix logo]



                                                                 August 20, 1999


Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Tektronix, Inc., which will be held on Thursday, September 23, 1999 at 10:00 a.m., at Tektronix, Inc., Building 60 Auditorium, 26600 S.W. Parkway, Wilsonville, Oregon.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the meeting.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to complete the enclosed proxy and return it in the envelope provided.

We look forward to greeting as many of our shareholders as possible.

                                       Sincerely,

                                       JEROME J. MEYER

                                       Jerome J. Meyer
                                       Chairman, Chief Executive Officer
                                       and President

[Tektronix logo]



                    Notice of Annual Meeting of Shareholders
                        to be held on September 23, 1999



To the Shareholders of Tektronix, Inc.:

The annual meeting of the shareholders of Tektronix, Inc., an Oregon corporation, will be held in accordance with the bylaws on Thursday, September 23, 1999 at 10:00 a.m., local time, at Tektronix, Inc., Building 60 Auditorium, 26600 S.W. Parkway, Wilsonville, Oregon, for the following purposes:

     1.   To elect five directors;

     2. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on Monday, August 2, 1999, will be entitled to notice of, and to vote at, the annual meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       James F. Dalton, Secretary

Wilsonville, Oregon
August 20, 1999

                                 TEKTRONIX, INC.
                                 PROXY STATEMENT

     The annual meeting of shareholders of Tektronix, Inc. (the "Company" or "Tektronix") will be held Thursday, September 23, 1999, at 10:00 a.m., at Tektronix, Inc., Building 60 Auditorium, 26600 S.W. Parkway, Wilsonville, Oregon. The board of directors of Tektronix has directed that this background material be supplied to help you decide how to vote on the matters to come before the meeting. The enclosed proxy is being solicited by the board. You are invited to use that proxy to vote. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received before the meeting begins. Solicitation of proxies on behalf of the board of directors may be made by mail, personal interviews, telephone or facsimile by Tektronix officers and employees. Tektronix has also retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders (primarily brokers, banks and other institutional shareholders) for a fee estimated at approximately $5,000 plus certain expenses. The costs of such solicitation will be paid by the Company. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is August 20, 1999.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.

     There were 47,077,115 Common Shares of the Company outstanding at the close of business on August 2, 1999, the record date for the annual meeting. Each Common Share is entitled to one vote.

     Participants in the Tektronix 401(k) Plan ("401(k) Plan") have the right to instruct the fiduciary of the plan (or a proxy) how to vote shares allocated to their accounts. Participants in the plan will receive a separate voting direction form on which they may indicate their voting instructions.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows ownership of the Common Shares of the Company on June 30, 1999 by each person who, to the knowledge of the board of directors, owned beneficially more than 5% of the Common Shares:

                                                                Amount and nature of       Percent
Name and address of Beneficial Owner                            beneficial ownership      of Class
------------------------------------                            --------------------      --------
Relational Investors, LLC, ................................         4,674,000 (1)           9.96%
   as sole general partner of Relational Investors,
   L.P., Relational Fund Partners, L.P., Relational
   Coast Partners, L.P., and Relational Partners, L.P.
   4330 La Jolla Village Drive, Suite 220
   San Diego, CA 92122

VANGUARD/PRIMECAP FUND INC. ...............................         3,400,000 (2)           7.19%
   P.O. Box 2600, VM #V34
   Valley Forge, PA 19482-2600

Merrill Lynch & Co., Inc. .................................         2,928,544 (3)           6.2%
   World Financial Center, North Tower
   250 Vesey Street
   New York, NY 10381

                                       1

Merrill Lynch Basic Value Fund, Inc. ......................         2,400,000 (4)           5.1%
   800 Scudders Mill Road
   Plainsboro, New Jersey 08536

Morgan Stanley Dean Witter & Co. ..........................         2,798,962 (5)           5.92%
   1585 Broadway
   New York, NY 10036

Miller Anderson & Sherrerd, LLP ...........................         2,481,910 (6)           5.25%
   1 Tower Bridge Suite 1100
   West Conshohocken, PA 19428

--------------

(1) Based on information set forth in Form 13D dated July 6, 1999 filed jointly with the Securities and Exchange Commission ("SEC") by Relational
     Investors, LLC ("RILLC"), Relational Investors, L.P. ("RILP"), Relational
     Fund Partners, L.P. ("RFP"), Relational Coast Partners, L.P. ("RCP"),
     Relational Partners, L.P. ("RP"), and Ralph V. Whitworth, David H.
     Batchelder and Joel L. Reed, managing members of RILLC. These shares are held as follows: RILLC has sole voting and dispositive power as to 4,674,000 shares; RILP has sole voting and dispositive power as to 3,640,702 shares; RFP has sole voting and dispositive power as to 83,551 shares; RCP has sole voting and dispositive power as to 124,227 shares; and RP has sole voting and dispositive power as to 395,636 shares. Mr.
     Whitworth, Mr. Batchelder and Mr. Reed are the Managing Members of RILLC, in which capacity they share voting control and dispositive power over the securities listed.

(2) Based on information set forth in Form 13G/A dated February 10, 1999, filed with the SEC by VANGUARD/PRIMECAP FUND INC. These shares are held with sole voting and shared dispositive power.

(3) Based on information set forth in Form 13G dated February 5, 1999, filed with the SEC by Merrill Lynch & Co., Inc. on behalf of Merrill Lynch Asset
     Management Group ("AMB"). These shares are held with shared voting and dispositive power.

(4) Based on information set forth in Form 13G dated February 5, 1999 filed with the SEC by Merrill Lynch Basic Value Fund, Inc. These shares are held with shared voting and dispositive power.

(5) Based on information set forth in Form 13G dated February 5, 1999 filed with the SEC by Morgan Stanley Dean Witter & Co. These shares are held with shared voting power as to 2,413,102 shares and shared dispositive power as to 2,798,962 shares.

(6) Based on information set forth in Form 13G dated February 5, 1999 filed with the SEC by Miller Anderson & Sherrerd, LLP. These shares are held with shared voting power as to 2,150,200 and shared dispositive power as to 2,481,910 shares.

                               BOARD OF DIRECTORS

     The board of directors currently consists of eleven members. The board is divided pursuant to the bylaws into three classes. One class is elected each year for a three-year term. The term of office of Class I directors expires at the 1999 annual meeting; the term of office of Class II directors expires in 2000; and that of Class III directors expires in 2001. In all cases, the terms of the directors will continue until their respective successors are duly elected and have been qualified.

     The board of directors met seven times during the last fiscal year. Each director attended at least 75% of the aggregate number of the meetings of the board and committees on which he or she served.

                          BOARD COMMITTEES AND MEETINGS

     The Company currently has standing Executive, Audit, Directors, and Organization and Compensation Committees of the board of directors. Each committee operates pursuant to a written charter. All directors are invited to attend the committee meetings regardless of their membership. The members of the committees are identified in the following table.

                                                                                    Organization &
Director                                       Executive    Audit*    Directors*     Compensation*
--------                                       ---------    ------    ----------    --------------
P. Alker...................................                   X            X               X
A. Ames....................................                   X            X
G. Cameron.................................                   X          Chair             X
D. Campbell................................                   X                            X
P. Ely.....................................        X                                     Chair
F. Gill....................................                                X
A. Gleason.................................      Chair                                     X
M. McPeak..................................                 Chair                          X
J. Meyer...................................        X
W. Walker..................................        X          X
R. Whitworth**.............................

--------------

*    These committees currently consist entirely of independent directors.

** Elected to the board July 6, 1999. Committee assignment to occur following annual meeting of shareholders.

     The Executive Committee carries out, with certain exceptions, the functions of the board of directors in the intervals between board meetings. The Executive Committee met once during the last fiscal year.

     Audit Committee members have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The Audit Committee recommends for approval by the board of directors an independent firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed. The Audit Committee monitors the activities of internal and external auditors, including the audit scope, fees and the auditor's independence. The Audit Committee also reviews with the independent accountant and the internal auditor the results of the internal and external audit work to assess the adequacy and appropriateness of the Company's financial and accounting controls. The Committee reviews changes in accounting standards that affect the financial statements and obtains an explanation from management of all major events that may have significant financial impact. In addition, the Audit Committee oversees the Company's internal compliance programs. The Audit Committee held seven meetings during the last fiscal year. The Audit Committee consists entirely of independent directors.

     The Committee on Directors, consisting entirely of independent directors, establishes procedures for the board membership nomination process, recommends candidates for election to the board of directors, nominates officers for election, and recommends committee membership. The Committee assesses the board's capacity to fulfill requirements of the board's policy with respect to director qualifications, resources and experience, and evaluates the performance of the board as a whole. The Committee reviews the board's policy with respect to director qualifications and director compensation, and recommends changes to the board. The Committee also reviews and reports to the board on a periodic basis with regard to matters of corporate governance. The Committee on Directors held four meetings during the last fiscal year. Any stockholder who wishes to recommend a prospective nominee for the board of directors for the Committee on Director's consideration may do so by following the procedures described in this proxy under Shareholder Nominations for Directors, under the main heading Other Matters.

     The Organization and Compensation Committee, which is described in the Organization and Compensation Committee Report on Executive Compensation, held four meetings during the last fiscal year.

                  CORPORATE GOVERNANCE GUIDELINES AND POLICIES

     The board of directors has adopted Corporate Governance Guidelines, which are reviewed periodically by the Committee on Directors to determine if changes should be recommended to the board of directors. Among other matters, the Corporate Governance Guidelines and Company practices and policies include the following:

     o A majority of the members of the board of directors shall be independent directors, as defined in the applicable rules of the New York Stock Exchange. Currently, ten of the eleven directors are independent. Generally, independence means that the director must be independent of management and free from any relationship that, in the opinion of the board, would interfere with the exercise of independent judgment as a director. Directors who are employees of the Company or one of its subsidiaries are not independent.

     o Board membership consists of three classes. Each class of directors serves a three-year term. Directors can stand for re-election at the end of a term. Directors must resign from the board at the board meeting next following their 70th birthday. Employee directors must resign upon retirement from the Company.

     o Members of board committees are appointed by the board, upon recommendation by the Committee on Directors.

     o The Audit Committee and the Organization and Compensation Committee consist entirely of independent directors.

     o The board has initiated a process whereby the board and its members are subject to periodic evaluation and assessment.

     o The board annually reviews the Company's strategic long-range plan, business unit initiatives, capital projects and budget matters.

     o The Chairman of the Executive Committee is an independent director. If and when the need might arise, the Chairman of the Executive Committee could act as a lead director responsible for setting the agenda and running meetings.

     o Succession planning and management development are reported periodically by the Chief Executive Officer to the board.

     o The board evaluates the performance of the Chief Executive Officer and other senior management personnel at least annually.

     o Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Compensation Committee. See "Organization and Compensation Committee Report on Executive Compensation" for additional information.

     o In 1999, the board adopted the policy that directors are expected to annually make significant progress toward accumulating, within three years of becoming a director, common stock of the Company with a value equal to three times the director's annual retainer.

ITEM 1.  ELECTION OF DIRECTORS

     Action will be taken at the 1999 annual meeting to elect four Class I directors to serve until 2002 and one Class II director to serve until the 2000 annual meeting of shareholders. Those nominees, as well as the Class II and Class III directors who are continuing to serve, are listed below, together with certain information about each of them. The nominees for election at the 1999 annual meeting are Pauline Lo Alker, A. Gary Ames, Paul C. Ely, Jr., Frank C. Gill, and Ralph V. Whitworth. Mrs. Alker and Messrs. Ames and Ely have served as directors since 1996, 1994 and 1992, respectively. Mr. Gill was elected to the board by action of the board effective March 17, 1999 and Mr. Whitworth was elected to the board by action of the board effective July 6, 1999, pursuant to an agreement with Mr. Whitworth as the managing member of Relational Investors, LLC, a shareholder of the Company. The agreement is more fully described below.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                           Class I (Term Ending 1999)

     *Pauline Lo Alker, 56, is Chairman of the Board, Chief Executive Officer and President of Amplify.net, Inc. (end-to-end IP service management solutions for internet service providers, carriers, and CLECs), a position she has held since June 1998. From January 1991 until June 1998, she was President and Chief Executive Officer of Network Peripherals Inc. (high performance networking solutions). Mrs. Alker has served as a director since January 1996 and is a member of the Audit Committee, the Organization and Compensation Committee, and the Committee on Directors. She is a director of Integrated Silicon Solutions, Inc.

     *A. Gary Ames, 54, is President and Chief Executive Officer of MediaOne International, formerly U S WEST International (communications), a position he has held since July 1995. Mr. Ames was President and Chief Executive Officer of U S WEST Communications from January 1990 to July 1995. From April 1987 to January 1990, Mr. Ames was President and Chief Executive Officer of Mountain Bell. Mr. Ames has served as a director since 1994 and is a member of the Audit Committee and the Committee on Directors. He is a director of Albertson's, Inc., Telewest Communications PLC., and Flextech PLC.

     *Paul C. Ely, Jr., 67, a retired corporate executive, owns and operates Santa Cruz Yachts, a builder and developer of high performance sailing yachts. He was a General Partner of Alpha Partners (a venture capital firm) from July 1989 to approximately September 1998. Mr. Ely was Chairman and Chief Executive Officer of Convergent Technologies (a computer manufacturer) from 1985 to 1989, and in 1989 he also served as Executive Vice President of Unisys Corporation (a computer manufacturer). Mr. Ely has been a director since 1992 and he is Chairman of the Organization and Compensation Committee and a member of the Executive Committee. He served as Chairman of the Board of The Ask Group, Inc. (a software database company) from February 1994 to March 1995, and was Chairman of the Board of Network Peripherals Inc. from May 1990 to December 1995. He was an Executive Vice President and director of Hewlett-Packard from February 1980 to January 1985. He is a director of Parker-Hannifin Corporation and The Sabre Group.

     *Frank C. Gill, 55, is a retired Intel Corporation executive. At the time of his retirement from Intel, he was Executive Vice President and had held a variety of positions in sales, marketing, product development and manufacturing operations during his 23 year career. Mr. Gill holds a BS degree in electrical engineering from the University of California at Davis. Mr. Gill was elected to the board of Tektronix, Inc. in March 1999 and is a member of the Committee on Directors. He is currently a private investor and a

--------------

* Nominee for election at 1999 annual meeting.

director of Sequent Computer Systems, Inc., Inktomi, Inc., TelCom Semiconductor, Inc., and other private technology companies.

                           Class II (Term Ending 2000)

     Gerry B. Cameron, 61, a retired corporate executive, was Chairman of U.S. Bancorp from 1994 to December 1998. He was Chief Executive Officer of U.S. Bancorp from January 1994 until its merger with First Bank System on August 1, 1997. Mr. Cameron's banking career began in 1956 with U.S. National Bank of Oregon. He managed the Commercial Banking Group and the Northwest Group before being appointed chairman and chief executive officer of Old National Bank in Spokane, WA in 1987. In 1988, Mr. Cameron was named president and chief operating officer of U.S. Bank of Washington, which was formed when U.S. Bancorp acquired Old National Bank and Peoples Bank. He is a director of Regence Blue Cross Blue Shield of Oregon, and The Regence Group. Mr. Cameron has served as a director since 1997. He is Chairman of the Committee on Directors, and is a member of the Audit Committee and the Organization and Compensation Committee.

     Jerome J. Meyer, 61, is Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Meyer has been a director since 1990, and became President and Chief Executive Officer of the Company in November 1990. Mr. Meyer was Corporate Vice President of Honeywell Inc. (an electronics manufacturer) from August 1986 until April 1987, and President and Chief Executive Officer of Honeywell Bull Inc., now known as Bull HN Information Systems, Inc., from April 1987 until July 1988. He returned to Honeywell Inc. in July 1988 and served as President of their industrial business until joining Tektronix in November 1990. Mr. Meyer serves on the Executive Committee. He is a director of Standard Insurance Company and Enron Corporation.

     *Ralph V. Whitworth, 43, has been a principal and managing member of Relational Investors, LLC, a private investment company, since March 1996. He has also been a partner in Batchelder & Partners, Inc., a financial advisory and investment-banking firm, since January 1997. Since June 1988, Mr. Whitworth has been president of Whitworth and Associates, a corporate advisory firm. Mr. Whitworth was elected a director of Tektronix, Inc. on July 6, 1999, to fill a newly created seat. He has served as Chairman of the Board of Directors of Apria Healthcare Group Inc. since April 1998 and as a director of Apria Healthcare Group Inc. since January 1998. He is also a director of Waste Management, Inc., CD Radio, Inc. and Wilshire Technologies, Inc.

     William D. Walker, 68, is Vice Chairman of the Company, a position he has held since 1991. Since May 13, 1999, he has been Chief Executive Officer of Planar Systems, Inc. (a flat-panel display manufacturer), and he has been Chairman of the Board of Planar since 1988. He has served as a director of the Company since 1984. Mr. Walker served as President and Chief Operating Officer of the Company from April 1990 until November 1990. From 1984 to 1987, Mr. Walker was Chairman of the Board and Chief Executive Officer of Electro Scientific Industries, Inc. (a laser systems manufacturer). Mr. Walker was Executive Vice President of the Company from 1979 to 1984 and has served as a director since 1980. He is a member of the Audit Committee and the Executive Committee.

                          Class III (Term Ending 2001)

     David N. Campbell, 57, has served as President of the GTE Technology Organization, comprised of GTE-Labs, BBN Technologies, Cybertrust, and other technology planning, since January 1999. Prior to that he served as President of BBN Technologies, a business unit of GTE Corporation, since July 1995. From March 1984 until September 1994 he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated. Mr. Campbell has served as a director since 1998 and is a member of the Audit Committee and the Organization and Compensation Committee. Mr. Campbell is also a director of Gibraltar Steel Corporation and an advisory director of First Empire State Corporation.

--------------

* Nominee for election at 1999 annual meeting.

     A.M. Gleason, 69, a retired corporate executive, was President of the Port of Portland Commission from 1995 until June 1999. He was Vice Chairman of PacifiCorp from February 1994 until his retirement in May 1995. He became President of PacifiCorp in 1985, and was President and Chief Executive Officer of PacifiCorp from January 1989 until February 1994. He has served as a director of the Company since 1988 and is Chairman of the Executive Committee and a member of the Organization and Compensation Committee. He is a director of Comdial Corporation.

     Merrill A. McPeak, 63, was Chief of Staff, United States Air Force, from October 1990 to October 1994 when he retired. General McPeak has served as a director since March 1995 and he is Chairman of the Audit Committee and a member of the Organization and Compensation Committee. He is Chairman of the Board of ECC International Corp. He is also a director of Thrustmaster, Inc., Trans World Airlines, Inc., Praegitzer Industries, Inc., and Western Power and Equipment, Inc.

     Mr. Whitworth was elected to the board on July 6, 1999 and nominated for election for a term expiring at the September 2000 annual meeting pursuant to an agreement, dated July 6, 1999, among the Company, Mr. Whitworth, Relational Investors, LLC and parties related to Relational Investors (collectively, "Relational"). The Company has agreed that, at the request of Mr. Whitworth at any time prior to March 1, 2000, it will cause an additional candidate designated by him to be elected to the board for a term expiring at the 2000 annual meeting. If Mr. Whitworth is not elected by shareholders at the 1999 annual meeting, the board is required to elect him for a term expiring at the 2000 annual meeting. Relational has agreed that prior to the 2000 annual meeting it will not (i) acquire Tektronix common shares that would cause it to own 10% or more of the outstanding shares or form a group to acquire common shares; (ii) solicit proxies from shareholders; (iii) call a special meeting of shareholders;
(iv) make shareholder proposals for shareholder action at a shareholder meeting;
(v) establish a voting trust or agreement related to Tektronix shares; (vi) make proposals related to an acquisition, change of control, restructuring, recapitalization, or other extraordinary transaction involving Tektronix; or
(vii) seek additional representation on the board.

Security Ownership of Management

     The following table sets forth the beneficial ownership of Common Shares of the Company by the directors, nominees for director, certain executive officers named in the Summary Compensation Table, and by all executive officers and directors as a group as of June 30, 1999:

                                                                                 Number of
Name                                                                         Shares (1)(2)(3)      Percent
----                                                                         ----------------      -------
Pauline Lo Alker..........................................................          2,296               *
A. Gary Ames..............................................................          7,915               *
Gerry B. Cameron..........................................................          7,352               *
David N. Campbell.........................................................         11,716               *
Paul C. Ely, Jr...........................................................          8,831 (4)           *
Frank C. Gill.............................................................         10,896               *
A. M. Gleason.............................................................         61,870 (5)           *
Merrill A. McPeak.........................................................          4,545               *
Jerome J. Meyer...........................................................        449,959 (6)         .96%
William D. Walker.........................................................         85,358 (7)           *
Ralph V. Whitworth........................................................      4,674,000 (8)        9.96%
Carl W. Neun..............................................................        163,644 (9)           *
Gerald K. Perkel..........................................................        130,749 (10)          *
Daniel Terpack............................................................        109,065 (11)          *
Timothy E. Thorsteinson...................................................         79,020 (12)          *
All directors and executive officers as a group (17 individuals)..........      5,908,080 (13)      12.59%

--------------

*    Less than one percent.

                                       7

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to these shares.

(2)  Includes shares issued under the Company's Stock Compensation Plan for
     Non-Employee Directors, including unvested shares issued as follows: Mrs.
     Alker, 974 shares; Mr. Ames, 498 shares; Mr. Gill, 5,896 shares; and Mr.
     Gleason, 778 shares. Individuals have sole voting power with respect to these shares.

(3)  Includes shares issued under the Company's Stock Compensation Plan for Non-
     Employee Directors and deferred pursuant to the Non-Employee Directors'
     Deferred Compensation Plan as follows: Mr. Cameron, 3,352 shares; Mr.
     Campbell, 9,716 shares; Mr. Ely, 1,666 shares; Mr. McPeak, 3,545 shares;
     and Mr. Walker, 3,609 shares. Shares are held in trust, and individuals have no voting or investment power with respect to these shares.

(4)  Includes 4,915 shares held in trust for Mr. Ely.

(5)  Includes 9,400 shares held by Mr. Gleason's wife, with respect to which Mr.
     Gleason disclaims beneficial ownership.

(6) Includes (i) stock options for 194,000 shares that are currently exercisable or become exercisable before August 27, 1999 under the Company's Stock Incentive Plan; (ii) 47,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; (iii) 11,973 shares held in a family limited partnership; and
     (iv) 2,685 shares held under the 401(k) Plan with respect to which Mr.
     Meyer has voting but no investment power.

(7)  Includes 14,909 shares held by Mr. Walker's wife, with respect to which Mr.
     Walker disclaims beneficial ownership.

(8) For certain purposes, Mr. Whitworth, who became a director of Tektronix on July 6, 1999, is deemed to be the beneficial owner of shares held by Relational Investors, LLC (RILLC) and its related partnerships, as disclosed in the section "Security Ownership of Certain Beneficial Owners."
     Mr. Whitworth is a Managing Member of RILLC, and in such capacity shares voting and dispositive power over the listed number of shares.

(9) Includes (i) stock options for 104,250 shares that are currently exercisable or become exercisable before August 27, 1999 under the Company's Stock Incentive Plan; (ii) 22,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; (iii) 35,352 shares held in a family trust; and (iv) 2,042 shares held under the 401(k) Plan with respect to which Mr. Neun has voting but no investment power.

(10) Includes (i) stock options for 91,750 shares that are currently exercisable or become exercisable before August 27, 1999 under the Company's Stock
     Incentive Plan; (ii) 15,500 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii)
     6,950 shares held under the 401(k) Plan with respect to which Mr. Perkel has voting but no investment power as to 2,179 shares, and no voting but investment power as to 4,771 shares.

(11) Includes (i) stock options for 73,500 shares that are currently exercisable or become exercisable before August 27, 1999 under the Company's Stock
     Incentive Plan; and (ii) 2,033 shares held under the 401(k) Plan with respect to which Mr. Terpack has voting but no investment power.

(12) Includes (i) stock options for 47,375 shares that are currently exercisable or become exercisable before August 27, 1999 under the Company's Stock
     Incentive Plan; (ii) 15,500 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii)
     7,242 shares held under the 401(k) Plan with respect to which Mr.
     Thorsteinson has voting but no investment power as to 2,411 shares, and no voting but investment power as to 4,831 shares.

(13) Includes (i) 30,034 unvested or deferred shares held by the Company for the account of non-employee directors pursuant to the Stock Compensation Plan for Non-Employee Directors; (ii) stock options for 579,687 shares that are currently exercisable or become exercisable before August 27, 1999 under the Company's stock option plans (including the Stock Incentive Plan);
     (iii) 116,000 shares that have been granted subject to forfeiture under certain conditions pursuant to the

                                       8

     Company's Stock Incentive Plan; (iv) 31,652 shares held under the 401(k)
     Plan with respect to which officers and directors have voting but no investment power as to 14,439 shares, and no voting but investment power as to 17,213 shares; and (v) 24,309 shares owned by, or in trust for, members of the families of officers and directors, of which such officers and directors disclaim beneficial ownership.

     Directors' Compensation. Directors who are not employees of the Company receive an annual retainer of $30,000 (plus an additional $3,000 for a committee chairman, except for the chairman of the Executive Committee, and $8,000 for members of the Executive Committee). Half of the annual retainer is paid currently in cash, except that directors can elect to receive Common Shares of the Company instead of cash. Non-employee directors receive the remaining one-half of the annual retainer in the form of Common Shares of the Company. The shares are issued pursuant to the Non-Employee Directors' Stock Compensation Plan. Under this plan, every five years a non-employee director receives Common Shares valued at five times the stock portion of the annual retainer. These shares vest over five years based on continued service as a director. Non-employee directors also receive $1,200 for each meeting of the board of directors attended and $900 for each committee meeting attended, with the exception of committee meetings held during the time normally scheduled for a board meeting. Directors who are employees of the Company receive no separate compensation as directors. Directors can elect to receive meeting and committee chair fees in stock, rather than cash.

     Effective September 24, 1999, the 1998 Stock Option Plan was amended to permit distribution of options to directors. Directors will receive annually, on the day following the shareholder's annual meeting, fully vested, transferable options for 5,000 Common Shares, with an option price equal to the fair market value of the stock as of the close of trading on the immediately preceding day.

     Under the Non-Employee Directors' Deferred Compensation Plan, directors who are not employees may elect to have all or part of their annual cash retainers and meeting fees credited to a deferred compensation cash account. Amounts credited to the account will accrue interest based on the 10-year U.S. Treasury Notes rate adjusted at the end of each calendar quarter. Such deferred amounts will be paid in a single lump-sum payment or in up to five equal annual installments to commence in January after the director ceases to serve on the board or becomes age 65 or older, as specified. Non-employee directors may also elect to defer receipt of stock under the Non-Employee Directors' Deferred Compensation Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the last fiscal year ("Named Officers") for services rendered in all capacities for the last three fiscal years.

                                                                                       Long-Term Compensation
                                                                             ---------------------------------------
                                              Annual Compensation                     Awards               Payouts
                                    ---------------------------------------  -------------------------   -----------
                                                                                            Securities
                                                               Other Annual   Restricted    Underlying      LTIP        All Other
                                     Salary       Bonus        Compensation  Stock Awards    Options       Payouts     Compensation
Name and Principal Position  Year      ($)        ($)(1)          ($)(2)        ($)(3)        (#)(4)         ($)          ($)(5)
---------------------------  ----   ---------   -----------    ------------  ------------   ----------   -----------   ------------
Jerome J. Meyer............  1999   $ 732,307   $         0        $ 33,360    $      0       106,000    $       0     $ 340,522 (7)
   Chairman, Chief           1998     705,577     1,067,207          29,670           0        52,500      578,972 (6)   332,524
   Executive Officer         1997     684,423       738,192          16,200           0        32,000            0       330,924
   and President

Carl W. Neun...............  1999   $ 430,385   $         0        $ 16,320    $      0        70,000    $       0     $ 303,826 (7)
   Sr. Vice President        1998     413,269       429,391          16,560           0        30,000      385,981 (6)   301,877
   and Chief                 1997     396,827       415,968           9,600           0        16,500            0       298,683
   Financial Officer

Daniel Terpack.............  1999   $ 332,000   $         0        $ 11,760    $      0        33,000    $       0     $   8,962
   Vice President            1998     327,961       349,490          10,350           0        24,000      192,991 (6)   103,218 (8)
   and President,            1997     318,193       152,983           9,000           0        12,500      369,063 (6)    74,779
   Measurement
   Business Division

Gerald K. Perkel...........  1999   $ 328,654   $         0        $ 11,760    $      0        43,000    $       0     $   9,847
   Vice President            1998     307,885       326,410          11,955           0        24,000      192,991 (6)    99,905 (8)
   and President,            1997     264,424       335,527 (9)      10,500     146,500 (10)   12,500      258,333 (6)    66,639
   Color Printing and
      Imaging Division

Timothy E. Thorsteinson....  1999   $ 310,961            $0        $ 11,760    $      0        38,000    $       0     $  10,090
   Vice President and        1998     272,885       263,719         103,334     329,375 (11)   24,000    $ 241,256 (6)    90,418 (8)
   President, Video          1997     238,847       170,566           6,600           0        12,500          0          55,225
   and Networking Division

--------------

(1)  Includes (i) amounts paid or deferred under the Annual Performance
     Improvement Plan; (ii) amounts paid under the Company's Results Sharing
     Plan; and (iii) for 1998 and 1997, special cash bonus amounts.

(2)  Includes dividends paid on performance shares.

(3) Long-Term Incentive Plan stock awards are reported at time of grant in the LTIP table below and in this table under the LTIP Payout column at the time of vesting.

(4) Options were granted in the year indicated. Additional information regarding the options during fiscal year 1999 is set forth in the table on page 11.

(5) Except as otherwise indicated, represents amounts contributed by the Company under the Company's 401(k) Plan.

(6) Represents the fair market value of long-term performance awards of shares and, in years other than 1998, related cash payments under the Company's
     Stock Incentive Plan. The shares became vested, and cash payments were made, based on the Company's performance during the three fiscal years ending in the year indicated in the Summary Compensation table.

(7) Includes nonrefundable costs incurred by the Company in connection with a split dollar life insurance arrangement which provides certain retirement and death benefits to the Named Officer. For 1999, the amount included was $322,925 for Mr. Meyer and $290,455 for Mr. Neun. See "Employment
     Arrangements."

(8)  Includes credits to the Supplemental Executive Retirement Plan (see
     "Retirement Plans"). For 1998, the amount credited was $79,167 for Mr.
     Terpack, $75,219 for Mr. Perkel, and $85,836 for Mr. Thorsteinson.

(9) Includes a stock bonus of 1,500 Common Shares awarded to Mr. Perkel, with a fair market value of $89,100 at the time it was awarded.

                                       10

(10) Represents the fair market value, as of the grant date, of 6,000 bonus shares granted in fiscal year 1997. The shares were subject to two year vesting from the date of the grant. As of the end of fiscal year 1999, Mr.
     Perkel held no shares of restricted stock, other than LTIP awards.
     Dividends were paid on restricted stock.

(11) Represents the fair market value, as of the grant date, of 7,500 stock bonus shares granted to Mr. Thorsteinson in fiscal year 1998. The shares were subject to vesting based on division performance goals for fiscal year
     1998. Mr. Thorsteinson held no shares of restricted stock, other than LTIP, at the end of fiscal year 1999. Dividends and accrued interest are paid upon release of shares.

Stock Option Grants in Last Fiscal Year

     The following table provides information on stock options awarded to Named Officers under the Company's 1998 Stock Option Plan and the Stock Incentive Plan during the last fiscal year.

                                                     Individual Grants
                                 ---------------------------------------------------------------
                                                        Percent of
                                     Number of         Total Options
                                     Securities         Granted to      Exercise or                  Grant Date
                                 Underlying Options    Employees in      Base Price   Expiration   Present Value
Name                               Granted(#)(1)        Fiscal Year        ($/Sh)        Date         ($)(2)
----                             ------------------   ---------------   -----------   ----------   -------------
Jerome J. Meyer............            46,000               2.1%         $ 34.4375      6/16/03      $ 479,780
                                       60,000               2.7%         $ 29.3750      1/13/04      $ 693,000

Carl W. Neun...............            20,000               0.9%         $ 34.4375      6/16/03      $ 208,600
                                       50,000               2.3%         $ 29.3750      1/13/04      $ 577,500

Gerald K. Perkel...........            18,000               0.8%         $ 34.4375      6/16/03      $ 187,740
                                       25,000               1.1%         $ 29.3750      1/13/04      $ 288,750

Daniel Terpack.............            18,000               0.8%         $ 34.4375      6/16/03      $ 187,740
                                       15,000               0.7%         $ 29.3750      1/13/04      $ 173,250

Timothy E. Thorsteinson....            18,000               0.8%         $ 34.4375      6/16/03      $ 187,740
                                       20,000               0.9%         $ 29.3750      1/13/04      $ 231,000

--------------

(1) Reflects grants made in June 1998 and January 1999. Each of the options was granted at 100% of the fair market value on the date of grant pursuant to the Company's Executive Long-Term Incentive Compensation Program. Each option becomes exercisable to the extent of 25% of the shares in six month increments, and the optionee may exercise the option provided that the optionee has been continuously employed by the Company or one of its subsidiaries. Under the terms of the Company's 1998 Stock Option Plan and the Stock Incentive Plan, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Upon such acceleration, under the Stock Incentive Plan the optionee has the right to cause the Company to repurchase the option for a cash amount generally equal to the excess of the highest purchase price paid in connection with the transactions indicating a change in control or potential change and the option price. Under the 1998 Stock Option Plan and the Stock Incentive Plan vesting is also accelerated upon the death or disability of the optionee.

(2) Although the Company believes that it is not possible to place a value on an option, in accordance with the rules of the Securities and Exchange
     Commission, the Company has used a modified Black-Scholes model of option valuation to estimate grant date present value. The actual value realized, if any, may vary significantly from the values estimated by this model. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised. The assumptions used to estimate the June 16, 1998 grant date present value were volatility (39.95%), risk-free rate of return (5.49%), dividend yield
     (1.39%), and time to exercise (3 years). The assumptions used to estimate the January 13, 1999 grant date present value were volatility (58.16%), risk-free rate of return (4.63%), dividend yield (1.63%), and time to exercise (3 years).

Aggregated Stock Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

     The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 29, 1999; and (iii) the fiscal year-end value of "in-the-money" unexercised options.

                                                                   Number of Securities          Value of Unexercised
                                                                  Underlying Unexercised             In-the-Money
                                                                    Options at Fiscal             Options at Fiscal
                                  Number Of                              Year-End                   Year-End(1)(2)
                               Shares Acquired      Value       ---------------------------   ---------------------------
Name                            On Exercise      Realized (1)   Exercisable   Unexercisable   Exercisable   Unexercisable
----                           ---------------   ------------   -----------   -------------   -----------   -------------
Jerome J. Meyer..............         0               $0          154,375        107,625        $ 86,175         $0
Carl W. Neun.................         0               $0           79,250         72,500        $      0         $0
Gerald K. Perkel.............         0               $0           75,000         44,500        $ 48,028         $0
Daniel Terpack...............         0               $0           59,250         34,500        $      0         $0
Timothy E. Thorsteinson......         0               $0           31,875         39,500        $      0         $0

--------------

(1) The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on the date of exercise, or at May 29, 1999 in the case of the unrealized values, and the applicable exercise prices. The closing price of the Company's Common Shares on the last trading day of the fiscal year was $23.1875.

(2) "In-the-money" options are options whose exercise price was less than the market price of Common Shares at May 29, 1999.

Long-Term Incentive Plans--Awards in Last Fiscal Year

     The following table provides information on long-term performance awards granted to Named Officers under the Company's Stock Incentive Plan during the last fiscal year.

                                                                                  Estimated Future Payouts Under
                             Number of Shares,    Performance or Other             Non-Stock Price-Based Plans
                              Units or Other         Period Until          -------------------------------------------
Name                           Rights(#)(1)       Maturity or Payout       Threshold(#)      Target(#)      Maximum(#)
----                         ----------------     --------------------     ------------     -----------     ----------
Jerome J. Meyer...........         23,000             6/98-5/2001             4,600            23,000         115,000
Carl W. Neun..............         10,000             6/98-5/2001             2,000            10,000          50,000
Daniel Terpack............          8,000             6/98-5/2001             1,600             8,000          40,000
Gerald K. Perkel..........          8,000             6/98-5/2001             1,600             8,000          40,000
Timothy E. Thorsteinson...          8,000             6/98-5/2001             1,600             8,000          40,000

--------------

(1)  Awards are Performance Share awards under the Company's Executive Long-Term
     Incentive Compensation Program as described below under "Organization and Compensation Committee Report on Executive Compensation." At the time of the award, the target levels of shares were issued as restricted shares upon which dividends are paid currently.

Cash Balance Plan

     The Tektronix Cash Balance Plan is an integrated, account-based, defined benefit plan funded entirely by the Company. Employees who are officers or directors of the Company participate in the Cash Balance Plan on the same basis as other employees. Employees outside the U.S. are covered under different retirement plans varying from country to country.

     The Retirement Equalization Plan is a supplemental plan to the Tektronix Cash Balance Plan to provide covered officers and other covered employees with the total amount of retirement income that they would otherwise receive under the Cash Balance Plan but for legislated ceilings in compliance with certain sections of the Internal Revenue Code which limit retirement benefits payable from qualified plans.

     Under the provisions of the Cash Balance Plan, a cash balance account is established for each participant at plan entry and increased over time with pay and interest credits. Pay credits are equal to 3.5% of eligible pay and are credited to each participant's cash balance account as of each payroll. The plan is integrated with Social Security and pay credits increase to 7.0% of pay once a participant's earnings exceed the Social Security wage base for that year. Interest credits are based on one-year Treasury Bill rates and are credited to a participant's cash balance account as of each month end. At termination of employment, a participant (if vested) becomes entitled to receive his or her cash balance account in a single payment or have it converted to a monthly annuity payable for life (or over a joint lifetime with his or her beneficiary). Payment can be delayed until the participant reaches age 65.

     Certain special provisions apply for employees who were active participants under the Tektronix Pension Plan as of December 31, 1997. Effective January 1, 1998 (the date the Tektronix Pension Plan was amended to become the Tektronix Cash Balance Plan), an initial cash balance account based on the benefit levels provided under the Tektronix Pension Plan was established for each eligible employee employed on or before December 31, 1997. In addition, pay credits for these employees are 4.5% instead of 3.5%, and pay credits increase to 9.0% of pay once a participant's earnings exceed the Social Security wage base for that year. A special transition benefit applies for employees age 40 and vested as of December 31, 1997 or employees with 15 or more years of service as of December 31, 1997, regardless of age, and who qualify for early retirement at termination.

     Estimated annual benefits payable upon retirement at normal retirement age to each of the Named Officers under the Tektronix Cash Balance Plan and the Retirement Equalization Plan are as follows: Mr. Meyer: $47,738.64; Mr. Neun:
$15,231.36; Mr. Terpack: $13,311.36; Mr. Perkel: $10,883.28; and Mr.
Thorsteinson: $5,001.60.

Severance and Change of Control Arrangements

     Each of the Named Officers has an Executive Severance Agreement or similar agreement with the Company pursuant to which the officer would receive severance pay in the event that his employment is terminated by the Company other than for cause, death or disability. Upon such termination, the officer would receive a severance payment generally equal to his or her annual base salary (except that Mr. Meyer would receive twice his annual base salary), benefits under certain of the Company's incentive plans prorated for the portion of the year during which the officer was a participant and certain outplacement and insurance benefits. No benefits are payable under the Executive Severance Agreement if the officer receives severance payments under any other agreement with the Company. Mr. Meyer's Executive Severance Agreement has been amended to obligate the Company to continue to make payments required under Mr. Meyer's split dollar insurance arrangement until Mr. Meyer reaches age 64 notwithstanding any prior termination of employment. See "Employment Arrangements."

     Each of the Named Officers has an employment agreement with the Company pursuant to which, in the event of a tender or exchange offer for more than 25% of the Company's outstanding stock, the officer has agreed to remain with the Company until such offer has been terminated or abandoned or a change in control of the Company has occurred.

     Except for this agreement by the officer to remain so employed by the Company, either the Company or the officer may terminate the employment at any time, subject to the Company's obligation to provide benefits specified in the agreement following a change in control. The agreements continue in effect until December 31, 1999, and are generally automatically renewed on an annual basis. Prior to a change in control, the Company may terminate any of the agreements (other than the agreement with Mr. Meyer) if there is a change in the officer's position other than as a result of a promotion. In the event the officer is terminated within 24 months following a change in control, the officer is entitled to a cash severance payment equal to three times his or her annual base salary based on the salary in effect prior to termination and certain relocation and insurance benefits. However, such amounts will not be payable if termination is due to death, normal retirement or voluntary action of the officer other than for good reason, or by the Company for cause or permanent disability.

Employment Arrangements

     In connection with his employment as Chairman, Chief Executive Officer and President, which began in November 1990, the Company agreed to provide Jerome J. Meyer with supplemental retirement benefits which, together with retirement benefits from his previous employer and amounts payable under the Company's Pension Plan and Retirement Equalization Plan, would result in an annual retirement benefit upon retirement at age 62 equal to 50% of his final average pay, which for this purpose is the average of the three highest year's annual cash compensation received by him for his final five years. Total annual retirement benefits at reduced levels, but not less than $225,000 per year, are payable upon earlier retirement. In 1993 the Company entered into a split dollar life insurance arrangement designed to fund a substantial portion of this supplemental retirement obligation. Amounts paid by the Company under this split dollar arrangement are included in the Summary Compensation Table.

     In connection with his employment as an executive officer, which began in March 1993, the Company agreed to provide Carl W. Neun with supplemental retirement benefits which, together with amounts payable under the Company's Cash Balance Plan and Retirement Equalization Plan, would result in an annual retirement benefit equal to a percentage of his final average pay, which for this purpose is the average of the annual cash compensation received by him during each of his final five years. The percentage of final average pay payable as a total annual retirement benefit ranges from 35% upon retirement at age 55 to 55% upon retirement at age 62. The Company funds a portion of Mr. Neun's supplemental retirement benefits through a split dollar life insurance arrangement similar to the arrangement entered into for Mr. Meyer. Amounts paid by the Company under this split dollar arrangement are included in the Summary Compensation Table. The supplemental retirement benefits have been amended to provide that in the event Mr. Neun's employment is terminated following a change in control of the Company, benefits under the Plan shall be paid and the Company will continue to make payments required under the split dollar insurance arrangement.

                ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

Organization and Compensation Committee

     The Organization and Compensation Committee of the board of directors (the "Committee") consists of six independent directors. Pursuant to authority delegated by the board of directors, the Committee approves compensation of executive officers, including the chief executive officer. The Committee is responsible for assisting in the development of and approving executive compensation programs and administering the Company's stock incentive and executive compensation plans. The Committee reviews and assists in the development of an organizational structure and programs that will attract, retain and promote executives to meet the present and future leadership needs of the Company.

Overall Policy

     The board of directors and the Committee believe that the Company's total executive compensation programs should be related to corporate performance and improvement in shareholder value. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achievement of pre-established financial results and appreciation of the Company's common stock price. The primary objectives of these executive compensation programs are to:

     o    Attract and retain talented executives;

     o Motivate executives to achieve long-term business strategies while achieving near-term financial targets;

     o Align executive performance with Tektronix' goals for delivering shareholder value; and

     o Provide incentive for consistently achieving Tektronix' goal for return on equity or assets.

     The Company has base pay, annual incentive and long-term incentive compensation programs for its executives, as well as retirement and 401(k) plans. These programs are designed both to support the Company's stated compensation policy and to offer compensation that is competitive with compensation offered by companies of similar size and complexity within high technology electronics and similar industries. The Committee uses comparative information from a group of companies in the high technology industry for establishing executive compensation and Company performance goals. The Committee also relies on advice from outside compensation and benefits consultants.

Base Salaries

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives, including a comparison to base salaries for comparable positions at other similarly sized high technology companies. Median levels of base pay provided by comparator companies form the primary reference in determining the salaries of executive officers.

     Annual salary adjustments are determined by evaluating the performance of the Company and each executive officer, and also take into account any new responsibilities as well as salaries for comparable positions at peer companies. In the case of an executive officer with responsibility for a particular business unit, such unit's financial results are also considered. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes such as inventory turns, timely new product introductions and development of key contributors.

Annual Performance Improvement Plan

     Tektronix' executive officers are eligible to participate in the Company's Annual Performance Improvement Plan, an annual cash incentive compensation plan. For the last fiscal year, Company and, where appropriate, business unit performance objectives were established at the beginning of the fiscal year. Participants' performance measurements had established thresholds, targets and maximums that determined the amount of cash payments under the plan. The Company's performance objectives for the last fiscal year were specified levels of net sales and of economic value added (excluding nonrecurring items at the discretion of the Committee). Individual performance objectives for an executive officer with responsibility for a particular business unit included financial objectives for the unit. Incentive target performance is based on the Company's annual operating plan approved by the board of directors. For the last fiscal year, financial measures represented 100% of the basis for any incentive award to an executive officer provided by the plan. To ensure that executive officers would not receive incentive payments under the plan if employees generally did not receive Results Sharing Plan payments under the plan described below, it was a condition to payments being made under the plan that the annual threshold for Results Sharing must be met. The Committee establishes target incentive opportunities based on the responsibilities of the position, the ability of the position to impact financial and corporate goals and a comparison of incentives provided to comparable positions at other similarly sized electronics companies, with incentives targeted to provide total annual cash compensation at the median level provided by comparable companies. For the last fiscal year there were no payments to executive officers or other employees under the plan.

Results Sharing Plan

     Most regular employees of Tektronix participate in the Results Sharing Plan. In general, benefits from the Results Sharing Plan are based on consolidated operating income, to the extent that operating income before results sharing and other incentives (excluding nonrecurring items at the discretion of the chief financial officer) exceeds a threshold amount that is determined in advance for each year. Accordingly, the Results Sharing Plan requires employees to produce a predetermined threshold of operating income for the shareholders before receiving any benefits. For the last fiscal year, the threshold established was

$38.75 million of operating income before Results Share for each fiscal quarter. Payments under this plan are calculated as a percent of base pay, range upward from zero at the threshold and are made quarterly. For the last fiscal year there were no payments to executive officers or other employees under the plan.

Executive Long-Term Incentive Compensation Program

     The Executive Long-Term Incentive Compensation Program is intended to provide an incentive and reward key, selected executives for improving total shareholder value. The Committee expects that awards will be made annually to selected executives under this program. The program was adopted to align executive long-term interests with the interests of shareholders and the performance of Company operations. Key executives are encouraged to accumulate stock ownership pursuant to guidelines. The Executive Long-Term Incentive Compensation Program is currently comprised of two elements: stock options issued with employment vesting and stock grants issued with three-year performance vesting (performance shares). The performance shares are issued pursuant to the Company's Stock Incentive Plan. The options are issued either from the 1998 Stock Option Plan or the Stock Incentive Plan. Participant awards (including awards to the chief executive officer) reflect job responsibilities and estimated long-term incentive values based in part on compensation data from a comparative group of electronics companies. Awards under this program are designed to provide compensation opportunities at target at the median of awards for similar positions in the high technology electronics industry for slightly higher performance levels, with the opportunity at above target performance in the high range of values for similar positions based on high levels of performance to achieve these values. Of the total estimated award value, one half is awarded in stock options and the remaining half in performance shares.

     Options awarded during the last fiscal year were awarded at fair market value. These options have a five-year term and fully vest two years from the grant date (25% in six-month increments). The Company continues to grant stock options at fair market value to new executive officers as a further inducement to join the Company. The Company grants stock options at fair market value to key employees who are not executive officers.

     Performance shares are granted contingent upon the Company's performance over a three-fiscal-year period and upon the executive officer remaining in the same position with the Company during this period (except in the case of death or disability or a change in position approved by the Committee). The performance shares granted during the last fiscal year relate to Company performance during the fiscal years ending in 1999, 2000 and 2001. The performance measurements are compound net sales growth and relative total shareholder return. In general, compound net sales growth is defined as the fixed, annually compounded rate of growth of sales for the three-year performance period, excluding sales of divested businesses. Relative total shareholder return is defined as total stock price appreciation plus dividends paid during the three-year performance period divided by the initial stock price. Tektronix compares its total shareholder return to a group of electronics companies selected by the Committee. For performance shares granted during the last fiscal year, the compared companies are those shown in Standard and Poor's High-Technology Composite Index as constituted as of the last day of the performance period. The shares will be earned based on the Company's performance during the three-year period. Any performance shares that are not earned will be forfeited to the Company. If the Company's average return on assets and total shareholder return exceed certain levels, the executive would earn performance shares up to five times the number of original performance shares (or an equivalent amount in cash at the election of the Company). The Company also grants stock bonuses contingent on continued employment with the Company or performance objectives to new executive officers as a further inducement to join the Company. From time to time the Company also grants stock bonuses to executive officers contingent on specific performance objectives relating to that executive officer's position.

Retirement Plans

     The Company makes contributions for eligible employees (including executive officers) under its Cash Balance Plan (see "Cash Balance Plan") and its 401(k) Plan. Under the 401(k) Plan, eligible employees may elect to have up to 15% of their pay contributed to the plan, subject to certain tax limitations. The Company makes matching contributions up to 4% of the participant's compensation, subject to tax limitations. The Company also makes fixed contributions equal to 2% of the participant's compensation. All fixed contributions by the Company are invested entirely in Common Shares of the Company. All matching contributions are in cash.

     Executive officers and other senior executives who are recommended by the Chief Executive Officer and approved by the Committee participate in the Company's Supplemental Executive Retirement Plan ("SERP"). Mr. Meyer and Mr. Neun do not participate in the SERP (see "Employment Arrangements"). The SERP is intended to provide selected senior executives with a performance based supplemental retirement plan in recognition of their contributions to the long-term success of the Company. Upon initial eligibility, the Company may credit the participant's account an amount equal to 50% of the participant's combined annual base salary and target award amount under the Tektronix Annual Performance Improvement Plan ("APIP") at the rate in effect at the close of the first fiscal year in which the executive became a participant. Taking into account retirement type benefits from prior employers and upon the recommendation of the Chief Executive Officer, the Committee may specify that a percentage other than 50% will be applied in determining the start-up credit. This start-up credit is credited to the participant's account as of July 1 next following the date the executive becomes a participant. For each year thereafter that a participant is recommended by the Chief Executive Officer and approved by the Committee, the Company will add a performance based credit to the account of the participant equal to 10% of the participant's combined annual base salary and target APIP award amount at the rate in effect at the close of the applicable fiscal year. This is credited to the participant's account as of July 1 next following the close of the fiscal year. Subject to earlier vesting upon death, disability, or the termination of employment following a change of control of the Company, the accounts fully vest the later of the participant's reaching age 55 while employed by the Company, or completing five years of employment with the Company. Forfeiture occurs if employment is terminated before the account vests or if employment is terminated for cause, or if the participant does not enter into a non-competition agreement upon retirement or other termination of employment with the Company. Payments are made under the plan after the participant attains age 62 and is no longer employed by the Company. There were no performance based credits to participant accounts for the last fiscal year.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after fiscal 1994. The $1,000,000 cap on deductibility will not apply to compensation that qualifies as "performance-based compensation". Under the regulations, performance-based compensation includes compensation received through the exercise of a non-statutory stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's current policy generally to grant options that meet the requirements of the proposed regulations, and the Company believes that compensation paid under its stock option plans qualifies as deductible under Section 162(m). Qualifying compensation for deductibility under Section 162(m) is one of many factors the Committee considers in determining executive compensation arrangements. Deductibility will be maintained when it does not conflict with compensation objectives.

Compensation of Chief Executive Officer

     In June 1998, the Committee set Jerome J. Meyer's salary at $745,000. With respect to Mr. Meyer's salary, the Committee took into account a comparison of base salaries, perquisites and incentives for chief executive officers of peer companies, the Company's success in meeting its performance objectives and increasing shareholder value and the assessment by the Committee of Mr. Meyer's individual performance and contributions. The Committee believes that Mr. Meyer's annual base salary falls within the competitive range of salaries for similar positions at similar companies. For the last fiscal year, Mr. Meyer received no salary increase, no payments under the Annual Performance Improvement Plan (APIP) or the Results Sharing Plan, and he forfeited 22,500 performance shares. In June 1998, Mr. Meyer was granted stock options for 46,000 shares and 23,000 performance shares, and in January 1999 he was granted stock options for 60,000 shares. These grants were made pursuant to the criteria described above with respect to the Executive Long-Term Incentive Compensation Plan. The Committee believes these awards are within the competitive range of option grant and bonus share opportunities for similar positions at similar companies.

     Committee report submitted by:

     Paul C. Ely, Chairman
     Pauline Lo Alker
     Gerry B. Cameron
     David N. Campbell
     A.M. Gleason
     Merrill A. McPeak

Comparison of Five-Year Cumulative Total Return

     The graph below compares the cumulative total shareholder return on the Company's Common Shares with the Standard & Poor's 500 Stock Index and the Standard & Poor's High Technology Composite Index. The graph assumes $100 invested on May 27, 1994 in Tektronix Common Shares and $100 invested at that time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.

[Graphic line chart depicting TSR Comparison omitted.]

                                         S&P Hi-Tech
         Fiscal Year       S&P 500        Composite       Tektronix
         -----------     -----------     -----------     -----------
            1994           100.00          100.00          100.00
            1995           129.35          150.60          160.32
            1996           181.15          191.90          132.43
            1997           247.53          294.79          201.14
            1998           325.10          373.75          203.83
            1999           397.92          589.27          131.97

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and beneficial owners of more than 10% of the Common Shares are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and ten-percent stockholders were complied with during the last fiscal year, with the following exceptions: A. Gary Ames, a director, filed one amended report of one transaction involving a stock purchase; and Mr. Thorsteinson, an officer, filed one late report of one transaction involving a stock purchase.

                                    AUDITORS

     The board of directors has selected Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     Shareholder Proposals in the Company's Proxy Statement. Shareholders wishing to submit proposals for inclusion in the Company's proxy statement for the 2000 annual meeting of shareholders must submit the proposals for receipt by the Company not later than April 21, 2000.

     Shareholder Proposals not in the Company's Proxy Statement. Shareholders wishing to present proposals for action at this annual meeting or at another shareholders' meeting must do so in accordance with the Company's bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder's notice must be in writing, delivered or mailed (postage prepaid) to and received by the Secretary not less than 50 days nor more than 75 days prior to the meeting, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or public disclosure was made. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (b) the name and record address of the shareholder proposing the business, (c) the number of Common Shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in the business to be brought before the meeting. The chairman of the meeting may, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the Company's bylaws. The Company's 2000 annual meeting of shareholders is expected to be held on September 21, 2000. Any notice relating to a shareholder proposal for the 2000 annual meeting, to be timely, must be received by the Company between July 8, 2000 and August 2, 2000.

     Shareholder Nominations for Directors. Shareholders wishing to directly nominate candidates for the board of directors at an annual meeting must do so in writing, in accordance with the Company's bylaws, delivered or mailed (postage prepaid) to and received by the Secretary not less than 50 nor more than 75 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, the nomination must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the meeting was mailed or such public disclosure was made. The notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each nominee, (c) the principal occupation or employment of each nominee, (d) the number of Common Shares of the Company which are beneficially owned by each nominee and by the nominating shareholder, (e) any other information concerning the nominee that must be disclosed for nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934, and (f) the executed consent of each nominee to serve as a director of the Company if elected. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the bylaws, by delivering timely notice to the Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be given (a) if given by any shareholder who made a demand for the meeting, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the 10th day following the day on which the notice of the special meeting was mailed. Such notices of nominations at annual or special meetings shall include a signed consent to serve as a director of the Company if elected. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the chairman does so, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     While the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the board of directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

     The Company's 1999 Annual Report is being mailed to shareholders with this proxy statement. Copies of the 1999 Annual Report and the Form 10-K, including financial statements and financial schedules, filed with the Securities and Exchange Commission may be obtained without charge from the Secretary, P.O. Box 1000, Wilsonville, Oregon 97070-1000. The Company's annual report is also available on its Website at www.tektronix.com.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                      James F. Dalton, Secretary

August 20, 1999

--------------------------------------------------------------------------------

                               TEKTRONIX, INC.
P
R          Tektronix, Inc. Building 60 Auditorium, 26600 S.W. Parkway,
O                          Wilsonville, Oregon 97070
X
Y                        Annual Meeting of Shareholders,
                 to be held on September 23, 1999 at 10:00 a.m.


             PROXY - SOLICITED ON BEHALF OF THE 401(k) PLAN TRUSTEE

The undersigned participant in the Tektronix, Inc. 401(k) Plan hereby appoints Jerome J. Meyer, Carl W. Neun and James F. Dalton, and each of them, proxies designated by the Plan Trustee with full power of substitution, and authorizes them to represent and to vote all common shares of Tektronix, Inc. allocated to the participants' account under the Plan at the annual meeting of shareholders of Tektronix, Inc. to be held on September 23, 1999 at 10:00 a.m., and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the matters indicated on the reverse.

THIS PROXY WILL BE VOTED AS DIRECTED BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

        (Continued, and to be marked, dated and signed on the other side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


     Tektronix, Inc.            The meeting will be held at the Tektronix,
     Building 60 Auditorium     Inc. Headquarters in Wilsonville in the
     26600 S.W. Parkway         Building 60 Auditorium commencing at
     Wilsonville, OR 97070      10:00 a.m.
     (503) 627-6924
                                LOCATION:
     TEKTRONIX, INC.            From Portland International Airport to
     ANNUAL MEETING               I-205 South (2.5 miles)
     OF SHAREHOLDERS            From I-205 South to I-5 South (24.8 miles)
                                From I-5 South to Wilsonville, Stafford
                                  exit, Exit 286 (2.3 miles)
                                Turn left onto Elligsen Rd and cross I-5
                                  overpass to Canyon Creek Road (0.7 mile)
                                Turn right onto Canyon Creek Road to
                                  Wilsonville Campus
                                Turn right onto Tektronix Drive (2nd
                                  Tektronix entrance on the right, 1 mile)


                 [Maps depicting Portland metropolitan area and
                      Tektronix Wilsonville Site omitted.]

--------------------------------------------------------------------------------
                                                            Please mark
                                                            your votes as -----
                                                            indicated in  | X |
                                                            this example  -----


1. ELECTION OF DIRECTORS:           FOR                  WITHHOLD
   NOMINEES:                all nominees listed         AUTHORITY
   Pauline Lo Alker,         (except as marked       to vote for all
   A. Gary Ames,              to the contrary)       nominees listed
   Paul C. Ely, Jr.,
   Frank C. Gill, and              -----                  -----
   Ralph V. Whitworth              |   |                  |   |
                                   -----                  -----

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the name in the list above.


2. DISCRETIONARY MATTERS
   The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

   Will you be attending the Annual Meeting in person?    -----
   Check here if yes:                                     |   |
                                                          -----


                                  -----     Please sign exactly as your
                                      |      name appears.
                                      |





Signature(s) __________________________________________ Date ___________________

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                Admission Ticket

                                 TEKTRONIX, INC.

                       1999 Annual Meeting of Shareholders

                          Thursday, September 23, 1999
                                   10:00 A.M.

                                 Tektronix, Inc.
                             Building 60 Auditorium
                               26600 S.W. Parkway
                              Wilsonville, OR 97070

PLEASE ADMIT                                                    NON-TRANSFERABLE

--------------------------------------------------------------------------------

                               TEKTRONIX, INC.
P
R          Tektronix, Inc. Building 60 Auditorium, 26600 S.W. Parkway,
O                          Wilsonville, Oregon 97070
X
Y                        Annual Meeting of Shareholders,
                 to be held on September 23, 1999 at 10:00 a.m.


              PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Tektronix, Inc. hereby appoints Jerome J. Meyer, Carl W. Neun and James F. Dalton, and each of them, proxies with full power of substitution, and authorize them to represent and to vote on behalf of the undersigned shareholder all common shares of Tektronix, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders of Tektronix, Inc. to be held on September 23, 1999 at 10:00 a.m., and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the matters indicated on the reverse.

THIS PROXY WILL BE VOTED AS DIRECTED BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

        (Continued, and to be marked, dated and signed on the other side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


     Tektronix, Inc.            The meeting will be held at the Tektronix,
     Building 60 Auditorium     Inc. Headquarters in Wilsonville in the
     26600 S.W. Parkway         Building 60 Auditorium commencing at
     Wilsonville, OR 97070      10:00 a.m.
     (503) 627-6924
                                LOCATION:
     TEKTRONIX, INC.            From Portland International Airport to
     ANNUAL MEETING               I-205 South (2.5 miles)
     OF SHAREHOLDERS            From I-205 South to I-5 South (24.8 miles)
                                From I-5 South to Wilsonville, Stafford
                                  exit, Exit 286 (2.3 miles)
                                Turn left onto Elligsen Rd and cross I-5
                                  overpass to Canyon Creek Road (0.7 mile)
                                Turn right onto Canyon Creek Road to
                                  Wilsonville Campus
                                Turn right onto Tektronix Drive (2nd
                                  Tektronix entrance on the right, 1 mile)


                 [Maps depicting Portland metropolitan area and
                      Tektronix Wilsonville Site omitted.]

--------------------------------------------------------------------------------
                                                            Please mark
                                                            your votes as -----
                                                            indicated in  | X |
                                                            this example  -----


1. ELECTION OF DIRECTORS:           FOR                  WITHHOLD
   NOMINEES:                all nominees listed         AUTHORITY
   Pauline Lo Alker,         (except as marked       to vote for all
   A. Gary Ames,              to the contrary)       nominees listed
   Paul C. Ely, Jr.,
   Frank C. Gill, and              -----                  -----
   Ralph V. Whitworth              |   |                  |   |
                                   -----                  -----

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the name in the list above.


2. DISCRETIONARY MATTERS
   The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

   Will you be attending the Annual Meeting in person?    -----
   Check here if yes:                                     |   |
                                                          -----


                                   -----    Please sign exactly as your name(s)
                                       |    appear. When shares are held
                                       |    jointly, both should sign. When
                                            signing as an attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by president or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.


Signature(s) __________________________________________ Date ___________________

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                Admission Ticket

                                 TEKTRONIX, INC.

                       1999 Annual Meeting of Shareholders

                          Thursday, September 23, 1999
                                   10:00 A.M.

                                 Tektronix, Inc.
                             Building 60 Auditorium
                               26600 S.W. Parkway
                              Wilsonville, OR 97070

PLEASE ADMIT                                                    NON-TRANSFERABLE